UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2015

eWELLNESS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	45-1560906
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11825 Major Street, Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

(310) 915-9700

(Registrant’s telephone number, including area code)

Dignyte, Inc.

605 W Knox Rd., Suite 202, Tempe AZ, 85284

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 9, 2015, eWellness Healthcare Corporation (the “Company”), closed a second round of its private placement offering with nine accredited investors in which it raised gross proceeds of $302,080.11 (including an aggregate of $123,980.11 that was converted from certain other outstanding notes, including accrued interest, and future contractual cash consulting fees) and sold that same amount of Series A Senior Convertible Redeemable Notes convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at $0.35 per share, subject to adjustment as provided therein (the “Note(s)”), and Series A Warrants (the “Warrant(s)”), all  pursuant to separate Securities Purchase Agreements entered into with each investor (the ”Purchase Agreements”).  Initially, the Notes are convertible into 863,086 shares of Common Stock. The sale was part of a private placement offering in which the Company offered for sale a maximum of $1,200,000 principal amount of Notes (the “Offering”).  Prior to this closing, the Company raised gross proceeds of $202,500 in the initial closing of the Offering and issued $213,337 Notes (to reflect monies owed for certain pre-existing interest payments) and issued Series A Warrants exercisable to purchase up to 609,534 shares of Common Stock. The offering shall terminate within the next 30 days.

The Notes are being offered on a “best efforts” basis in the Offering. The Notes pay a 12.0% cash coupon, payable at maturity (or upon conversion or redemption); accrued unpaid interest shall be payable in shares of the Company’s common stock, par value $0.001 (the “Common Stock” ) upon conversion at the option of the Investors. The Notes are senior in rank to any other debt and may not be subordinated to any other debt of the Company, without the appropriate consent from the Note holders. The Notes are secured by the Company’s assets, including cash flow. Following the date that the Securities and Exchange Commission declares a Registration Statement registering the shares of our common stock underlying the Notes and Warrants (as hereafter defined) effective, the Notes may be converted by the Investors into shares of Common Stock (the shares of Common Stock underlying the Notes are hereinafter referred to as the “Note Shares”) at a conversion price of $0.35 per share (the “Conversion Price”). In the event the Common Stock shall be listed on a U.S. stock exchange and trade, as determined by the daily closing price, for twenty (20) consecutive trading days at or above $1.50 per share, we may redeem the Notes, in cash or shares of common stock and the holder may elect to convert the Notes into Common Stock at the Conversion Price. Upon an Event of Default, which event shall remain un-remedied for a period of sixty (60) days, the Investors shall have the option to require the Company to redeem its outstanding Notes at a price equal to 150% of the principal amount being redeemed, plus any accrued and unpaid interest. As long as any of the Notes shall remain outstanding, the Investors shall be extended standard anti-dilution protection with respect to stock splits, stock dividends and recapitalizations affecting any outstanding Notes.

The Warrants contain cashless exercise provisions in the event a registration statement registering the Common Stock underlying the Warrants is not effective 180 days after the issuance date and is subject to customary anti-dilution protection and registration rights.  The Warrants expire on the third anniversary of the issuance date and have an initial exercise price of $0.35 per share. Each warrant is exercisable for one shares of Common Stock, which resulted in the issuance of Warrants exercisable to purchase up to 863,086 shares of Common Stock in this second closing.

Each investor also entered into a Registration Rights Agreement with the Company under which the Company is obligated to file a registration statement with the Securities and Exchange Commission registering the Common Stock and shares of Common Stock underlying the Warrants within 30 days following the final Closing. The loan evidenced by the Note is also secured by all of our assets, including all proceeds from and in respect thereof, as well as our cash flows, pursuant to a Security and Pledge Agreement.

The foregoing descriptions of the Securities Purchase Agreement, the Notes, the Warrants, the Security Agreement, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, Notes, the Warrants, the Registration Rights Agreement and the Security Agreement (herein, the “Transaction Documents”), copies of each of which were filed as  Exhibit Items 10.1, 10.2, 10.3, 10.4 and 10.5 to the Company’s Current Report on Form 8-K filed on January 6, 2015.

The Note and the Warrant have been attached as exhibits to this Current Report on Form 8-K solely in order to provide investors and security holders with information regarding their terms. It is not intended to provide any other financial information about the Company or its subsidiaries and affiliates. The representations, warranties and covenants contained in the Note and the Warrant were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Note and the Warrant, may be subject to limitations agreed upon by the parties thereto and may be subject to standards of materiality applicable to the parties thereto that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Note and the Warrant, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth in Item 1.01 of this Current Report on Form 8-K, which to the extent required by Item 3.02 of Form 8-K, such disclosures are incorporated by reference into this Item 3.02.

The Notes and Warrants, including the Warrants issued to the Placement Agent in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.  The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same, and the information contained herein is merely included to disclose the terms of the transaction mentioned herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Securities Purchase Agreement +
10.2	Form of 12% Senior Convertible Promissory Note+
10.3	Form of Series A Warrant Agreement+
10.4	Form of Registration Rights Agreement+
10.5	Form of Security Agreement+

+ Incorporated by reference to the Company’s Current Report on Form 8-K filed on January 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

eWellness Healthcare Corporation

Date: April 9, 2015	By:	/s/ Darwin Fogt
Darwin Fogt, Chief Executive Officer